March 1, 2011

[Purchaser]

RE: Mutual Termination of Stock Purchase Agreement Dated May 4, 2010

It is mutually understood that the Stock Purchase Agreement (the “Agreement”) made as of the 4th day of May, 2010, by and between Advanced Voice Recognition Systems, Inc., a Nevada corporation (“AVRS”) and the “Purchaser” will not be fulfilled according to the terms of the agreement and is terminated effective March 1, 2011.

Please indicate your acceptance by signing in the space provided and returning to the Company by fax or email as soon as executed.

Sincerely,

Diana Jakowchuk	Purchaser
Title: Secretary Treasurer	Title:
Date:	Date: